UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): May 3, 2016

ENDO INTERNATIONAL PLC

(Exact Name of Registrant as Specified in Its Charter)

Ireland	001-36326	68-0683755
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

First Floor, Minerva House, Simmonscourt Road, Ballsbridge, Dublin 4, Ireland	Not Applicable
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code 011-353-1-268-2000

Not Applicable

Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

As previously disclosed, in connection with the Par Acquisition (as defined below), certain investment funds affiliated with TPG (collectively, the “TPG Shareholders”) entered into a shareholders agreement (the “Shareholders Agreement”) with the Registrant. The Shareholders Agreement provides, among other things, that the TPG Shareholders are subject to certain standstill restrictions preventing such TPG Shareholders, subject to certain exceptions, from acquiring additional shares of the Registrant or taking other specified actions with respect to the Registrant. These standstill restrictions terminate on the one-year anniversary of the date on which the TPG Shareholders collectively hold shares of the Registrant representing less than 2% of the then-outstanding shares of the Registrant.

Simultaneously with Mr. Sisitsky joining the Board (as more fully described under Item 5.02 below), the Registrant has amended the existing Shareholder Agreement with the TPG Shareholders, enabling, among other things, TPG to purchase up to $250 million of additional shares of the Registrant on the open market through December 31, 2016, subject to certain limitations and other regulatory requirements.

The foregoing descriptions of the Shareholders Agreement and the amendment thereto do not purport to be complete and are qualified in their entirety by the full text of the Shareholders Agreement attached as Exhibit 10.2 to the Registrant’s Current Report filed on Form 8-K on May 21, 2015 and the amendment thereto, which is attached as Exhibit 10.1 hereto, respectively, each of which is incorporated herein by reference.

Item 2.02. Results of Operation and Financial Condition.

On May 5, 2016, the Registrant issued an earnings release announcing its financial results for the three months ended March 31, 2016 (the “Earnings Release”). A copy of the Earnings Release is attached as Exhibit 99.1 hereto and is incorporated herein by reference.

The Earnings Release includes financial measures that are not in conformity with accounting principles generally accepted in the United States (GAAP). We refer to these measures as non-GAAP financial measures. Specifically, the Earnings Release refers to statements of operations amounts, including adjusted diluted earnings per share amounts, adjusted gross margin, adjusted operating expenses, adjusted effective tax rate and pro forma adjusted EBITDA.

We define adjusted diluted earnings per share (“EPS”) amounts as diluted EPS amounts, adjusted for certain upfront and milestone payments to partners; acquisition-related and integration items, including transaction costs, earn-out payments or adjustments, changes in the fair value of contingent consideration and bridge financing costs; cost reduction and integration-related initiatives such as separation benefits, retention payments, other exit costs and certain costs associated with integrating an acquired company’s operations; excess costs that will be eliminated pursuant to integration plans; asset impairment charges; amortization of intangible assets; inventory step-up recorded as part of our acquisitions; certain non-cash interest expense; litigation-related and other contingent matters; gains or losses from early termination of debt and hedging activities; foreign currency gains or losses on intercompany financing arrangements; and certain other items that we believe do not reflect our core operating performance; the tax effect of the pre-tax adjustments mentioned above at applicable tax rates; the tax savings from acquired tax attributes; and certain other tax items.

We define adjusted gross margin as total revenues, less cost of revenues, adjusted for the items listed above that are recorded in costs of revenues under GAAP, including but not limited to, amortization of intangible assets; inventory step-up recorded as part of our acquisitions; and certain excess costs that will be eliminated pursuant to integration plans.

We define adjusted operating expense as operating expenses, adjusted for the items listed above that are recorded in various operating expense accounts under GAAP, including but not limited to, acquisition-related and integration items, including transaction costs, earn-out payments or adjustments, changes in the fair value of contingent consideration and bridge financing costs; cost reduction and integration-related initiatives such as separation benefits, retention payments, other exit costs and certain costs associated with integrating an acquired company’s operations; excess costs that will be eliminated pursuant to integration plans; asset impairment charges; and litigation-related and other contingent matters.

We define adjusted interest expense as interest expense, net, adjusted for additional non-cash interest expense related to our 1.75% convertible senior subordinated notes and certain other one-time, non-core interest charges.

We define adjusted effective tax rate as the effective tax rate on the resulting adjusted pre-tax income after giving effect to all pre-tax adjustments described above plus tax savings from acquired tax attributes and certain other tax items.

We define EBITDA as net (loss) income before interest expense, net; income tax; depreciation and amortization and inventory step-up amortization recorded as part of our acquisitions. Adjusted EBITDA further adjusts EBITDA by excluding other (income) expense, net; stock-based compensation; certain upfront and milestone payments to partners; acquisition-related and integration items, including transaction costs, earn-out payments or adjustments, changes in the fair value of contingent consideration and bridge financing costs; cost reduction and integration-related initiatives such as separation benefits, retention payments, other exit costs and certain costs associated with integrating an acquired company’s operations; excess costs that will be eliminated pursuant to integration plans; asset impairment charges; litigation-related and other contingent matters; gains or losses from early termination of debt and hedging activities; discontinued operations, net of tax and certain other items that we believe do not reflect our core operating performance. Pro forma adjusted EBITDA further adjusts EBITDA by including projected synergies from the Par Acquisition.

These non-GAAP financial measures are not prepared in accordance with accounting principles generally accepted in the United States and may be different from non-GAAP financial measures used by other companies. We refer to these non-GAAP financial measures in making operating decisions because we believe they provide meaningful supplemental information regarding our operational performance. For instance, we believe that these measures facilitate internal comparisons to our historical operating results and comparisons to competitors’ results. We believe these measures are useful to investors in allowing for greater transparency related to supplemental information used in our financial and operational decision-making. In addition, we have historically reported similar financial measures to our investors and believe that the inclusion of comparative numbers provides consistency in our current financial reporting. Further, we believe that these measures may be useful to investors as we are aware that certain of our significant stockholders utilize these measures to evaluate our financial performance. Finally, adjusted diluted EPS is used by the Compensation Committee of our Board of Directors in assessing the performance and compensation of substantially all of our employees, including our executive officers.

Investors are encouraged to review the reconciliation of the non-GAAP financial measures used in the Earnings Release to their most directly comparable GAAP financial measures as provided with the financial statements included in the Earnings Release and within the quarterly Earnings Presentation available in the Investor Relations section of the Registrant’s website at http://www.endo.com.

However, with the exception of projected adjusted diluted EPS, we have not provided a quantitative reconciliation of projected non-GAAP measures including adjusted gross margin, adjusted operating expenses and adjusted effective tax rate. Not all of the information necessary for quantitative reconciliation is available to us at this time without unreasonable efforts. This is due primarily to variability and difficulty in making accurate detailed forecasts and projections. Accordingly, we do not believe that reconciling information for such projected figures would be meaningful.

The information in this Item 2.02 and in Exhibit 99.1 attached hereto shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section. The information contained in this Item 2.02 and in Exhibit 99.1 attached hereto shall not be incorporated into any registration statement or other document filed by the Registrant with the U.S. Securities and Exchange Commission under the Securities Act of 1933, whether made before or after the date hereof, regardless of any general incorporation language in such filing, except as shall be expressly set forth by specific reference in such filing.

Item 2.05. Costs Associated with Exit or Disposal Activities.

As part of the Registrant’s ongoing U.S. Generic Pharmaceuticals integration efforts, on May 3, 2016 the Registrant’s Board of Directors approved a restructuring initiative to optimize the U.S. Generic Pharmaceuticals product portfolio and rationalize its manufacturing sites to expand product margins (the “2016 U.S. Generic Pharmaceuticals restructuring initiative”). These measures include certain cost savings initiatives, including a reduction in headcount and the closing of the Registrant’s Charlotte, North Carolina manufacturing facility.

As a result of the 2016 U.S. Generic Pharmaceuticals restructuring initiative, the Registrant expects to incur total restructuring- related expenses of approximately $200 million, consisting of asset impairment charges, increases to its excess inventory reserves, employee separation, retention and other benefit-related costs and certain other charges. The Registrant anticipates these actions will be completed by September 2017, with substantially all cash payments of approximately $40 million made by the end of 2017. As a result of the 2016 U.S. Generic Pharmaceuticals restructuring initiative, the Registrant incurred pretax charges of $127.2 million during the three months ended March 31, 2016, consisting of certain intangible asset impairment charges of $100.3 million and pretax charges to increase excess inventory reserves of $26.9 million. These charges are included in the U.S. Generic Pharmaceuticals segment, and are included in Asset impairment charges and Cost of revenues, respectively, in the Registrant’s Condensed Consolidated Statements of Operations. Under the 2016 U.S. Generic Pharmaceuticals restructuring initiative, separation and retention benefits of approximately $20 million will be expensed ratably over the requisite service period, if any. Other costs that will be incurred, including, but not limited to contract termination fees and facility exit related costs, will be expensed as incurred.

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On May 3, 2016, the Registrant appointed Douglas S. Ingram and Todd B. Sisitsky as members of its Board of Directors, effective as of May 5, 2016. Mr. Ingram will be a member of the Registrant’s Compensation Committee and Operations Committee. Mr. Sisitsky will be a member of the Registrant’s Nominating & Governance Committee and Transactions Committee.

Mr. Ingram currently serves as chief executive officer of Chase Pharmaceuticals Corporation and serves on the board of directors of Pacific Mutual Holding Company and Nemus Biosciences. Mr. Ingram joined Chase Pharmaceuticals Corporation as chief executive officer in December 2015 after serving as president of Allergan, Inc. from July 2013 to March 2015, when Allergan was sold to Actavis plc. Prior to serving as Allergan’s president, Mr. Ingram led the company’s operations in Europe, Africa and the Middle East. Previously, he was Allergan’s executive vice president, chief administrative officer and secretary, leading Global Legal Affairs, Compliance, Internal Audit and Internal Controls, Human Resources, Regulatory Affairs and Safety and Global Corporate Affairs and Public Relations. Prior to joining Allergan in 1996, he was an attorney at Gibson, Dunn & Crutcher LLP. Mr. Ingram received his Juris Doctor, summa cum laude, from the University of Arizona and his bachelor of science, magna cum laude, from Arizona State University.

Mr. Sisitsky currently serves as Managing Partner of TPG Capital, is a member of the TPG Executive Committee, and co-leads the firm’s investment activities in the healthcare services and pharmaceutical/medical device sectors. He has held leadership roles in TPG’s investments in Aptalis, Biomet, Fenwal, Healthscope, IASIS Healthcare, Immocur, IMS Health, Surgical Care Affiliates and Par Pharmaceutical. Mr. Sisitsky serves on the board of directors of Adare Pharmaceuticals, IASIS Healthcare Corp., Immucor Inc., IMS Health Holdings, Inc. and Surgical Care Affiliates, Inc. Mr. Sisitsky also serves on the Campaign for Tobacco-Free Kids Board of Directors as well as the Dartmouth Medical School Board of Overseers. TPG is a shareholder of the Registrant after receiving approximately 17 million shares of the Registrant’s equity at the close of the Par Acquisition. While TPG currently holds all of those shares, Mr. Sisitsky has no voting or investment power over, and disclaims beneficial ownership of, the shares of the Registrant held by TPG. Prior to joining TPG in 2003, Mr. Sisitsky worked at Forstmann Little & Company and Oak Hill Capital Partners. He received an MBA from the Stanford Graduate School of Business, where he was an Arjay Miller Scholar, and earned his undergraduate degree from Dartmouth College, where he graduated summa cum laude.

Mr. Ingram will be compensated pursuant to the Registrant’s standard non-employee director compensation policy in effect from time to time. Pursuant to the Registrant’s current standard policy regarding non-employee director compensation, a director is generally entitled to receive the following compensation in March of each year of service (1) an annual cash retainer of $140,000 and (2) share-based awards valued at $300,000, consisting of 100% of ordinary shares. In addition, Mr. Ingram will generally be entitled to receive an annual cash retainer of $20,000 for his services on the Registrant’s Compensation Committee and $20,000 for his services on the Registrant’s Operations Committee, each of which is payable in March of each year.

In connection with his appointment, Mr. Ingram will receive, on May 5, 2016, (1) a prorated portion of the annual Board of Directors cash retainer fee in the amount of $116,667, (2) a prorated portion of the annual Compensation Committee cash retainer fee in the amount of $16,667, (3) a prorated portion of the annual Operations Committee cash retainer fee in the amount of $16,667 and (4) a prorated portion of the annual share-based award equal in value to $250,000.

Mr. Sisitsky has waived all rights to receive any annual cash retainer fees, meeting fees, stock-based awards, or other compensation of any kind (other than certain rights to indemnification, directors and officers insurance coverage and expense reimbursement) in connection with his service as a director of the Registrant.

Except as disclosed below, there are no arrangements or understandings pursuant to which Messrs. Ingram and Sisitsky were selected as directors of the Registrant. Mr. Ingram does not have any relationship or related transaction with the Registrant that would require disclosure pursuant to Item 404(a) of Securities and Exchange Commission Regulation S-K. Mr. Sisitsky has a relationship involving a related transaction with the Registrant that requires disclosure pursuant to Item 404(a) of Securities and Exchange Commission Regulation S-K.

The following discussion reflects the Registrant’s relationships and related party transactions entered into in connection with the Par Acquisition. Mr. Sisitsky, a member of the Registrant’s Board of Directors as of May 5, 2016, is affiliated with TPG, which was a shareholder of Par Pharmaceutical.

As previously disclosed in the Registrant’s public filings with the Securities and Exchange Commission, on September 25, 2015, pursuant to the Agreement and Plan of Merger, dated as of May 18, 2015, by and among the Registrant, Par Pharmaceutical Holdings, Inc. (renamed Par Pharmaceutical Companies, Inc.) (“Par”), Endo Health Solutions Inc., Endo Limited (renamed Endo Designated Activity Company), Banyuls Limited (renamed Hawk Acquisition Ireland Limited), Hawk Acquisition ULC and Shareholder Representative Services LLC, solely in its capacity as the Stakeholder Representative (as defined in the Agreement), Hawk Acquisition ULC merged with and into Par, with Par continuing as the surviving entity and as an indirect wholly owned subsidiary of the Registrant (the “Par Acquisition”).

Upon consummation of the Par Acquisition, the Registrant indirectly acquired all of the outstanding shares of Par for aggregate consideration consisting of approximately $6.5 billion in cash and 18,069,899 ordinary shares, nominal value $0.0001, of the Registrant.

The foregoing description of the Par Acquisition and the related party transaction does not purport to be complete and is qualified in its entirety by the full text of the Registrant’s definitive Proxy Statement filed on Schedule 14A on May 5, 2016.

In connection with Mr. Sisitsky’s appointment, on May 5, 2016, Mr. Sisitsky and the TPG Shareholders entered into a confidentiality agreement with the Registrant which is attached as Exhibit 10.2 hereto and is incorporated herein by reference.

On May 5, 2016, the Registrant issued a press release announcing the appointment of the new members to its Board of Directors. A copy of the press release is attached as Exhibit 99.2 hereto and is incorporated herein by reference.

Item 5.05. Amendments to the Registrant’s Code of Ethics, or Waiver of a Provision of the Code of Ethics.

On May 3, 2016, the Board approved an amended and restated Code of Conduct for the Board of Directors (the “Code of Conduct”). The Code of Conduct provides additional guidance regarding potential conflicts of interest matters and includes a confidentiality policy. A copy of the Code of Conduct is available at the Registrant’s website at http://www.endo.com, under “Investors—Corporate Governance—Code of Conduct.”

A copy of the Code of Conduct is attached as Exhibit 14.1 hereto and is incorporated herein by reference.

Item 7.01. Regulation FD Disclosure.

On May 5, 2016, the Registrant posted an informational Frequently Asked Questions & Answers (Q&A) document (the “Investor FAQ”) designed for investors to learn more about the Registrant on the Investor Relations section of the Registrant’s website at http://www.endo.com. A copy of the Investor FAQ is attached as Exhibit 99.3 hereto and is incorporated herein by reference.

The information in this Item 7.01 and in Exhibit 99.3 attached hereto shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section. The information contained in this Item 7.01 and in Exhibit 99.3 attached hereto shall not be incorporated into any registration statement or other document filed by the Registrant with the U.S. Securities and Exchange Commission under the Securities Act of 1933, whether made before or after the date hereof, regardless of any general incorporation language in such filing, except as shall be expressly set forth by specific reference in such filing.

Item 9.01. Financial Statements and Exhibits.

(a)	Financial Statements of Business Acquired.

Not applicable.

(b)	Pro Forma Financial Information.

Not applicable.

(c)	Shell Company Transactions.

Not applicable.

(d)	Exhibits.

Exhibit Number	Description
10.1	Amendment No. 1 to Shareholders Agreement, dated as of May 5, 2016, by and among Endo International plc and the signatories thereto

10.2	Confidentiality Agreement, dated as of May 5, 2016, by and among Endo International plc and the signatories thereto

14.1	Code of Conduct of the Board of Directors, as amended and restated on May 3, 2016

99.1	Press Release of Endo International plc dated as of May 5, 2016, reporting the Registrant’s financial results for the three months ended March 31, 2016

99.2	Press Release of Endo International plc dated as of May 5, 2016, announcing the appointment of Douglas S. Ingram and Todd B. Sisitsky to the Board of Directors of Endo International plc

99.3	Investor FAQ dated as of May 5, 2016

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

ENDO INTERNATIONAL PLC (Registrant)

By:	/s/ Matthew J. Maletta
Name:	Matthew J. Maletta
Title:	Executive Vice President, Chief Legal Officer

Dated: May 5, 2016

INDEX TO EXHIBITS

Exhibit Number	Description

10.1	Amendment No. 1 to Shareholders Agreement, dated as of May 5, 2016, by and among Endo International plc and the signatories thereto

10.2	Confidentiality Agreement, dated as of May 5, 2016, by and among Endo International plc and the signatories thereto

14.1	Code of Conduct of the Board of Directors, as amended and restated on May 3, 2016

99.1	Press Release of Endo International plc dated as of May 5, 2016, reporting the Registrant’s financial results for the three months ended March 31, 2016

99.2	Press Release of Endo International plc dated as of May 5, 2016, announcing the appointment of Douglas S. Ingram and Todd B. Sisitsky to the Board of Directors of Endo International plc

99.3	Investor FAQ dated as of May 5, 2016